EXHIBIT 21

EOG Resources, Inc.
Subsidiaries
As of December 31, 2023
EOG Resources, Inc., a Delaware corporation, had the U.S. and international subsidiaries shown below as of December 31, 2023.

Name of Subsidiary	Jurisdiction of Organization/Incorporation
EOG Expat Services, Inc.	Delaware
EOG Resources Australia Block NT-P87 Pty Ltd.	Western Australia
EOG Resources Australia Block WA-488 Pty Ltd.	Western Australia
EOG Resources Australia Block WA-544 Pty Ltd.	Western Australia
EOG – Canada, Inc.	Delaware
EOG Canada Oil & Gas Inc.	Alberta
EOG Resources Australia Pty Ltd.	Western Australia
EOG Resources Block 4(a) Company	Cayman Islands
EOG Resources China LLC	Delaware
EOG Resources (Nevis) Block 4 (a) Limited	Nevis
EOG Resources International, Inc.	Delaware
EOG Resources Marketing LLC	Delaware
EOG Resources Muscat Block 49 SPC	Oman
EOG Resources Muscat SPC	Oman
EOG Resources Nevis U (b) Block Limited	Nevis
EOG Resources Nitro2000 Company	Cayman Islands
EOG Resources Oman Block 49 Limited	Cayman Islands
EOG Resources Oman Limited	Cayman Islands
EOG Resources Trinidad – U(a) Block Limited	Cayman Islands
EOG Resources Trinidad Block 4(a) Unlimited	Trinidad
EOG Resources Trinidad Limited	Trinidad
EOG Resources Trinidad Nitro Unlimited	Trinidad
EOG Resources Trinidad U(b) Block Unlimited	Trinidad
EOG Resources U(b) Block Company	Cayman Islands
EOG SPG Holdings, Inc.	Delaware
SPG Dorado Injection LLC	Delaware
SPG Dorado Transportation LLC	Delaware
EOGI International Company	Cayman Islands
EOGI International, Inc.	Delaware
EOGI Oman International Block 49 Ltd.	Cayman Islands
EOGI Oman International Ltd.	Cayman Islands
EOGI Trinidad – U(a) Block Company	Cayman Islands
Murrott Capital Ltd.	Nevis
Nilo Operating Company	Delaware
Pecan Pipeline Company	Delaware

Name of Subsidiary	Jurisdiction of Organization/Incorporation
Pecan Pipeline (Wyoming) LLC	Delaware
Pecan Pipeline (North Dakota), Inc.	Delaware
Rockies Holdings LLC	Wyoming